As filed with the Securities and Exchange Commission on July 31, 2000.

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             BIG DOG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                        52-1868665
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                                 121 Gray Avenue
                         Santa Barbara, California 93101
                                 (805) 963-8727
                    (Address of principal executive offices)


                Amended and Restated 1997 Performance Award Plan
                            (Full title of the plan)

                                 ANTHONY J. WALL
                  Executive Vice President and General Counsel
                             Big Dog Holdings, Inc.
                                 121 Gray Avenue
                         Santa Barbara, California 93101
                                 (805) 963-8727
                               Fax: (805) 962-9460
                     (Name and address of agent for service)
                               -------------------

   Telephone number, including area code, of agent for service: (805) 963-8727
                               -------------------


                         CALCULATION OF REGISTRATION FEE

                                    Maximum       Maximum
Title of            Amount          offering      aggregate        Amount of
securities          to be           price         offering         registration
to be registered    registered      per unit      price            fee
--------------------------------------------------------------------------------

Common Stock,       2,000,000(1)    $4.625(2)     $9,250,000(2)   $2,442.00(2)
par value $.01      shares
per share


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock, as reported in the NASDAQ Consolidated National Market Quotation System as of July 28, 2000.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference

     The following documents of Big Dog Holdings, Inc. (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a)      Report on Form 10-K for the Company filed March 31, 2000;

     (b)      Report on Form 10-Q for the Company filed May  12, 2000; and

     (c) The description of the Company's Common Stock contained in its Registration Statementon Form 8-A dated August 7, 1997, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     The Company's Common Stock, par value $.01 per share, (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5. Interests of Named Experts and Counsel

     Anthony J. Wall, Executive Vice President, General Counsel and Secretary, is an optionee under the Plan.

Item 6. Indemnification of Directors and Officers

     To the extent permitted by Section 145 of the General Corporation Law of Delaware, the Company's Bylaws provide for indemnification of directors and officers of the Company against any expenses, liabilities and other matters. The Company's Bylaws require the Company to advance expenses incurred by a director in defending any action, suit or proceeding by reason of the fact that he is or was a director of the Company (or was serving at the Company's request as an officer or director of another corporation), upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company under the Delaware General Corporation Law. The advancement of expenses, as well as indemnification, under the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advances may have.

     The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

     Individual indemnification agreements (the "Indemnification Agreements") have been entered into by the Company with its directors and officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of the Company's Bylaws.

     The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws.

Item 7. Exemption from Registration Claimed

        Not applicable.


Item 8. Exhibits

        See the attached Exhibit Index.


Item 9. Undertakings

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to
                      the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be 6governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on July 31, 2000.


                                    BIG DOG HOLDINGS, INC.

                                    By:    /s/ Andrew D. Feshbach
                                           Andrew D. Feshbach
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Andrew
W. Feshbach, Anthony J. Wall and Roberta Morris his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                 Title                              Date


/s/ Fred Kayne            Chairman of the Board               July 31, 2000
Fred Kayne*


/s/ Andrew D. Feshbach    President, Chief Executive Officer  July 31, 2000
Andrew D. Feshbach        (Principal Executive Officer) and
                          Director


/s/ Roberta Morris        Chief Financial Officer             July 31, 20009
Roberta Morris            (Principal Financial Officer and
                          Principal Accounting Officer)


/s/ Steven C. Good        Director                            July 31, 2000
Steven C. Good


/s/ Robert H. Schnell     Director                            July 31, 2000
Robert H. Schnell*


/s/ Kenneth Solomon       Director                            July 31, 2000
Kenneth Solomon


/s/ David J. Walsh        Director                            July 31, 2000
David J. Walsh*


*Also a member of the Compensation Committee.

                                  EXHIBIT INDEX

Exhibit
Number                             Description

4.1 Big Dog Holdings, Inc. Amended and Restated 1997 Performance Award Plan (as of February 5, 1998)(the "Performance Plan")

4.2 Terms and Conditions for Nonqualified Options Granted under the Amended and Restated 1997 Performance Award Plan

4.3  Form of Nonqualified Stock Option Agreement

4.4  Form of Eligible Director Nonqualified Stock Option Agreement

4.5 Form of Amended Nonqualified Stock Option Agreement, originally granted under the Formula Provisions of the Performance Plan

5. Opinion of Anthony J. Wall, General Counsel to Big Dog Holdings, Inc. (opinion re legality)

24.1 Consent of Independent Accountants

24.2 Consent of General Counsel (included in Exhibit 5)

25.  Power of Attorney (included in this Registration Statement under
     "Signatures")

                                                                     Exhibit 4.1








                             BIG DOG HOLDINGS, INC.
                              AMENDED AND RESTATED
                           1997 PERFORMANCE AWARD PLAN
                            (As of February 5, 1998)

                             BIG DOG HOLDINGS, INC.
                              AMENDED AND RESTATED
                           1997 PERFORMANCE AWARD PLAN
                            (AS OF FEBRUARY 5, 1998)


1.   The Plan

1.1. Purpose. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding directors, officers, employees and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. "Corporation" means Big Dog Holdings, Inc. and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in
     Section 7.

1.2. Administration and Authorization; Power and Procedure

1.2.1. Committee. This Plan will be administered by and all Awards will be authorized by the Committee. Action of the Committee with respect to the administration of this Plan will be taken pursuant to a majority vote or by written consent of its members.

1.2.2. Plan Awards; Interpretation; Power of Committee. Subject to the express provisions of this Plan and any express limitations on the delegated authority of a Committee, the Committee will have the authority to:

a. determine eligibility and the particular Eligible Persons who will receive Awards;

b. grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

c. approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

d. construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Employee Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

e. cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6;

f. accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under
     Section 1.6; and

g. make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

1.2.3. Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, will be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

1.2.4. Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

1.2.5. Bifurcation of Plan Administration;  Delegation. Subject to the limits of
     Section 7, the Board may delegate different levels of authority to different Committees with administration and grant authority under this Plan, provided that each designated Committee granting any Awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of the acting Committee shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee. A Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3. Participation. Discretionary Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.4. Shares Available for Awards; Share Limits.

1.4.1. Shares Available. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

1.4.2. Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan will not exceed two million (2,000,000) shares (the "Share Limit"). The maximum number of shares subject to those options and Stock Appreciation Rights that are granted during any calendar year to any one individual will be limited to three hundred thousand (300,000) and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be three hundred thousand (300,000). Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 6.2.

1.4.3. Share Reservation. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares issuable at any time pursuant to such Award, plus (b) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, will again, except to the extent prohibited by law, be available for subsequent Awards under the Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

1.5. Grant of Awards. Subject to the express provisions of this Plan, the Committee will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

1.6. Award Period. Any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 10 years after the date of grant; provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Committee in writing.

1.7. Limitations on Exercise and Vesting of Awards.

1.7.1. Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award will be exercisable or will vest until at least six months after the initial Award Date, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

1.7.2. Procedure. Any exercisable Award will be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.2 or the applicable Award Agreement.

1.7.3.Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8. Acceptance of Notes to Finance Exercise. The Corporation may, with the Committee's express approval, accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; but any such note will be subject to the following terms and conditions:

1.8.1. Principal. The principal of the note will not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note will be delivered directly to the Corporation in consideration of such exercise or receipt.

1.8.2. Tern. The initial term of the note will be determined by the Committee; but the term of the note, including extensions, will not exceed a period of five years.

1.8.3. Recourse; Security. The note will provide for full recourse to the Participant and will bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code. If required by the Committee or by applicable law, the note will be secured by a pledge of any shares or rights financed thereby in compliance with applicable law. The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note will conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

1.8.4. Termination of Employment. If the employment or term of service of the Participant terminates, the unpaid principal balance of the note will become due and payable on the 10th business day after such termination; but if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance will become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Corporation) by the Participant after such termination.

1.9.No Transferability; Limited Exception to Transfer Restrictions

1.9.1. Limit on Exercise and Transfer . Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (a) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards will be exercised only by the Participant; and (b) amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

1.9.2. Exceptions. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and without consideration (other than nominal consideration). ISOs and Restricted Stock Awards, however, will be subject to any and all additional transfer restrictions under the Code.

1.9.3. Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 1.9.1 will not apply to:
     a.   transfers to the Corporation,
     b. the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
     c.  transfers  pursuant to a QDRO if approved or ratified by the Committee,
     d. if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant's legal representative, or
     e. the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.


2. Options

2.1. Grants. One or more Options may be granted under this Section to any Eligible Person. Each Option granted will be designated in the applicable Award Agreement, by the Committee as either an Incentive Stock Option, subject to Section 2.3, or a Non-Qualified Stock Option.

2.2. Option Price.

2.2.1. Pricing Limits. The purchase price per share of the Common Stock covered by each Option will be determined by the Committee at the time of the Award, but in the case of Incentive Stock Options will not be less than 100% (110% in the case of a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant and in all cases will not be less than the par value thereof.

2.2.2. . The purchase price of any shares purchased on exercise of an Option granted under this Section will be paid in full at the time of each purchase in one or a combination of the following methods: (a) in cash or by electronic funds transfer; (b) by certified or cashier's check payable to the order of the Corporation; (c) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8; (d) by notice and third party payment in such manner as may be authorized by the Committee; or (e) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, but the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and any shares delivered that were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise. Without limiting the generality of the foregoing, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section 6.5. The Corporation will not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

2.3. Limitations on Grant and Terms of Incentive Stock Options

2.3.1. $100,000 Limit. To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

2.3.2Option Period. Subject to Section 1.6, each Option and all rights thereunder will expire no later than 10 years after the Award Date.

2.3.3. Other. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

2.4. Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.5. Option Repricing/Cancellation and Regrant/Waiver of Restrictions.. Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Section by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price that is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

2.6. Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary Provisions

2.6.1. Options--Resignation or Dismissal. If the Participant's employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the "Severance Date") other than Retirement, Total Disability or death, or "for cause" (as determined in the discretion of the Committee), the Participant will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, three months after the Severance Date to exercise any Option to the extent it has become exercisable on the Severance Date. In the case of a termination "for cause", the Option will terminate on the Severance Date. In other cases, the Option, to the extent not exercisable on the Severance Date, will terminate.

2.6.2. Options--Death or Disability. If the Participant's employment by (or specified service to) the Company terminates as a result of Total Disability or death, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until 12 months after the Severance Date to exercise any Option to the extent it will have become exercisable by the Severance Date. Any Option to the extent not exercisable on the Severance Date will terminate

2.6.3. Options--Retirement If the Participant's employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date in the case of an Incentive Stock Option) to the extent it will have become exercisable by the Severance Date. The Option, to the extent not exercisable on the Severance Date, will terminate.

2.6.4. Certain SARs. Any SAR granted concurrently or in tandem with an Option will have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

2.6.5. Other Awards. The Committee will establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) if the Participant's employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award.

2.6.6. Committee  Discretion.  Notwithstanding the foregoing  provisions of this
     Section 2.6, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of
     Section 1.6, extend the exercisability period upon such terms as the Committee determines and expressly sets forth in or by amendment to the Award Agreement.

2.7. Options and Rights in Substitution for stock Optons Granted by Other Corporations. Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.


3. Stock Appreciation Rights(Including Limited Stock Appreciation Rights)

3.1. Grants. The Committee may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2. Exercise of Stock Appreciation Rights

3.2.1. Exercicsability. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

3.2.2. Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered shares of Common Stock will be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant will, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

3.2.3. Stand-Along SARs. A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

3.2.4. Proportionate Reduction. If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.3 Payment

3.3.1. Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive subject to Sectio 6.5 payment of an amount determined by multiplying a. the difference obtained by subtracting the exercise price per share of
        Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by
     b. the number of shares with respect to which the Stock Appreciation Right has been exercised.

3.3.2. Form of Payment. The Committee, in its sole discretion, will determine the form in which payment will be made of the amount determined under
     Section  3.3.1  above,  either  solely in cash,  solely in shares of Common
     Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, but the Committee will have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election will be subject to such conditions as the Committee may impose.

3.4. Limited Stock Appreciation Rights. The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Shares during a specified period or at a specified time within a specified period before, after or including the date of such event.


4. Restricted Stock Awards.

4.1. Grants. The Committee may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions will not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2. Restrictions

4.2.1. Pre-Vesting Restraints. Except as provided in Sections 4.1 and 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

4.2.2. Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

4.2.3. Cash Payments. If the Participant has been paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted shares that cease to be eligible for vesting.

4.3. Return to the Corporation. Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement will not vest and will be returned to the Corporation in such manner and on such terms as the Committee provides.

5. Performance Share Awards and Stock Bonuses

5.1. Grants of Performance Share Awards. The Committee may grant Performance Share Awards to Eligible Employees based upon such factors as the Committee deems relevant in light of the specific type and terms of the award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 10 years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee (consistent with Section 6.10.3(b), if applicable) may determine.

5.2. Special Performance-Based Share Awards. Options or SARs granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Employees which otherwise satisfy the conditions to deductibility under Section 162(m) of the Code are deemed "Qualifying Awards". Without limiting the generality of the foregoing, and in addition to Qualifying Awards granted under other provisions of this Plan, other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary, or division basis, with reference to revenue growth, net earnings (before or after taxes or before or after taxes, interest, depreciation, and/or amortization), cash flow, return on equity or on assets or on net investment, or cost containment or reduction, or any combination thereof (the "business criteria") relative to preestablished performance goals, may be granted under this Plan. To the extent so defined, these terms are used as applied under generally accepted accounting principles and in the Company's financial reporting. The applicable business criterion or criteria and the specific performance goals must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance measurement period may be not less than one (except as provided in Section 1.6) nor more than 10 years. Other types of performance and non-performance awards may also be granted under the other provisions of this Plan. The following provisions relate to all Performance-Based Awards (other than Qualifying Awards) granted under this Plan:

5.2.1. Eligible Class. The eligible class of persons for Awards under this
     Section is executive officers of the Corporation.

5.2.2. Maximum Award. Subject to Section 1.4.2, in no event will grants in any calendar year to any one individual under this Section 5.2 relate to more than three hundred thousand (300,000) shares or, (if payable solely in cash) a cash amount of more than one million dollars ($1,000,000).

5.2.3. Committee Certification. To the extent required by Section 162(m), before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

5.2.4. Terms and Conditions of Awards. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

5.2.5. Stock Payout Features. In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Shares, an Option, or another Award.

5.2.6. Adjustments for Material Changes. Performance goals or other features of an Award under this Section 5.2 may provide that they (a) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation, or (b) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (c) shall be adjusted for any other circumstance or event, or (d) any combination of (a) through (c), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of
     Section 162(m) to qualify as performance-based compensation.

5.3. Grants of Stock Bonuses. The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded will be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.4. Deferred Payments. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this
     Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

5.5. Cash Bonus Awards.

5.5.1. Performance Goals. The Committee may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary division basis with reference to revenues, net earnings (before or after interest, taxes, depreciation, or amortization), cash flow, return on equity or on assets or net investment, cost containment or reduction, or achievement of strategic goals (or any combination of such factors). In addition, the award may depend upon the Eligible Employee's individual performance.

5.5.2. Payment in Restricted Stock. In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Stock, an Option or other Award.

6. Other Provisions

6.1. Rights of Eligible Persons, Participants and Beneficiaries

6.1.1. Employment Status. Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

6.1.2. No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to otherwise change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any related document will adversely affect any independent contractual right of such person without the Participant's consent.

6.1.3. Plan Not Funded. Awards payable under this Plan will be payable in shares or from the general assets of the Corporation, and (except as provided in
     Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

6.2. Adjustments; Acceleration

6.2.1. Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable

a. proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards,(iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or

b. in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event. In each case, with respect to Awards of Incentive Stock Options, no such adjustment will be made that would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

6.2.2. Acceleration of Awards Upon Change in Control. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards will not accelerate or determines that only certain or limited benefits under any or all Awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event:

     a. each Option and Stock Appreciation Right will become immediately exercisable,
     b. Restricted Stock will immediately vest free of restrictions, and c. each Performance Share Award will become payable to the Participant.

     However, in the case of a transaction intended to be accounted for as a pooling of interests transaction, the Committee shall have no discretion with respect to the foregoing acceleration of Awards. The Committee may override the limitations on acceleration in this Section 6.2.2 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards will comply with applicable legal requirements.

6.2.3. Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as required or permitted by Section 6.2.2 but is not exercised prior to (a) a dissolution of the Corporation, or (b) an event described in Section 6.2.1 that the Corporation does not survive, or (c) the consummation of an event described in Section 6.1 involving a Change of Control approved by the Board, such Option or right will terminate, subject to any provision that has been expressly made by the Committee through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such Option or right.

6.2.4. Golden Parachute Limitations. Unless otherwise specified in an Award Agreement, no Award will be accelerated under this Plan to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor will any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code.

6.3. Effect of Termination of Employment. The Committee will establish in respect of each Award granted to an Eligible Person the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

6.4. Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan will be subject to such restrictions, and to any restrictions the Committee may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

6.5. Tax Withholding

6.5.1. Provision for Tax Withholding Offset. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or
     (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 6.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

6.5.2. Tax Loans. If so provided in the Award Agreement, the Company may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 6.5.1. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

6.6. Plan Amendment, Termination and Suspension

6.6.1. Board Athorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

6.6.2. Stockholder Approval. To the extent then required under Sections 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval. The changes to this Plan approved by the Board prior to May 1, 1998 to redefine the term Other Eligible Person to permit the grant of additional discretionary Awards to, and to permit the amendment of formula Awards then outstanding and held by, Non-Employee Directors, and to increase Plan and Award share limits shall be subject to stockholder approval.

6.6.3. Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

6.6.4. Limitations on amendments to Plan and Awads. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 will not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.6.5. Amendments to Formula Awards. Options granted under the formula Award feature of Section 8 of the prior version of this Plan may be amended by the Board or a duly authorized Committee of the Board in a manner permitted under this Plan in respect of Options granted to Eligible Employees.

6.7. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8. Effective Date of the Plan. The Plan was first approved by the Board effective as of August 1, 1997, and, as amended and restated as of September 12, 1997, then approved by the Board and by the Corporation's stockholders. The Plan was further amended and restated in its entirety by the Board as of January 1, 1998 and February 5, 1998. The restatement as of February 5, 1998 is subject to stockholder approval and if not so approved will be rescinded, leaving the restatement as of January 1, 1998 in effect, subject to Section 6.6.

6.9. Term of the Plan. No Award will be granted under this Plan after July 31, 2007 (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

6.10. Governing Law/Construction/Severability

6.10.1. Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with the laws of the state of California.

6.10.2. Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

6.10.3.  Plan Construction.

a. Rule 16b-3. It is the intent of the Corporation that transactions involving the Awards under this Plan, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfy to the extent feasible the requirements for applicable exemptions under Rule 16 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder.

b. Section 162(m). It is the further intent of the Company that Options or SARs with an exercise or base price not less than Fair Market Value on the date of grant and Performance-Based Awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation under Section 162(m) of the Code to the extent that the Committee authorizing the Award (or the payment thereof, as the case may be) satisfies the administrative requirements thereof. This Plan shall be interpreted consistent with such intent.

6.11.Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12.Effect of Change of Subsidiary Status. For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment and service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

6.13.Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.


7. Definitions

     "Award" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, performance share award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

     "Award Agreement" means any writing setting forth the terms of an Award that has been authorized by the Committee.

     "Award Date" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

     "Award Period" means the period beginning on an Award Date and ending on the expiration date of such Award.

     "Beneficiary" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

     "Board" means the Board of Directors of the Corporation.

     "Change in Control Event" means any of the following:

      a. Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;
      b. Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);
      c. Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity that is not a Subsidiary or other affiliate; or;
      d. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a Current Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; provided, however, that a Change of Control will not be deemed to have occurred if a Current Affiliate transfers to an organization described under
          Section 501 of the Code beneficial ownership of more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or
      e. During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

     "Current Affiliate" means Fred Kayne or any of his affiliates (within the meaning of the Exchange Act), successors, heirs, descendants or members of his immediate family.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. "Commission" means the Securities and Exchange Commission.

     "Committee" means the Board or any one or more committees of director(s) appointed by the Board to administer this Plan with respect to the Awards within the scope of authority delegated by the Board. At least one committee will be comprised only of two or more directors, each of whom, in respect of any decision involving both (i) a Participant affected by the decision who is or may be subject to Section 162(m) of the Code and (ii) compensation intended as performance-based compensation within the meaning of Section 162(m) of the Code, will be Disinterested; in acting on any transaction with or for the benefit of a
Section 16 Person, the participating members of such Committee also shall be Non-Employee Directors within the meaning of Rule 16b-3 under the Exchange Act.

     "Common Stock" means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

     "Company" means, collectively, the Corporation and its Subsidiaries.

     "Corporation" means Big Dog Sportswear, a Delaware corporation, and its successors.

     "Disinterested" means a director who is an "outside director" within the meaning of Section 162(m) of the Code any applicable legal or regulatory requirements.

     "Eligible Employee" means an officer (whether or not a director) or employee of the Company.

     "Eligible Person" means an Eligible Employee, or any Other Eligible Person, as determined by the Committee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

     "Incentive Stock Option" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of that contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

     "Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

     "Non-Employee Director" means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company. For purposes of this Plan, the Chairman of the Board` will be deemed an officer of the Company.

     "Option" means an option to purchase Common Stock granted under this Plan. The Committee will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

     "Other Eligible Person" means (a) any individual consultant or advisor or agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who (to the extent provided in the next sentence) is selected to participate in this Plan by the Committee; or (b) any director. A person who is neither an employee, officer nor director who provides bona fide services to the Company may be selected as an Other Eligible Person only if such person's participation in this Plan would not adversely affect (c) the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (d) the Corporation's compliance with any other applicable laws.

     "Participant" means an Eligible Person who has been granted an Award under this Plan and a Non-Employee Director who received an Award under Section 8 of the prior version of this Plan.

     "Performance Share Award" means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of that is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

     "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

     "Plan" means this Amended and Restated 1997 Performance Award Plan, as amended from time to time.

     "QDRO" means a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

     "Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

     "Retirement" means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining age 55 with ten or more years of service or age 65.

     "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

     "Section 16 Person" means a person subject to Section 16(a) of the Exchange Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Stock Appreciation Right" or "SAR" means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

     "Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

     "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

     "Total Disability" means a disability where Participant is unable to effectively engage in the material activities required for Participant's position with the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period.

                                                                     Exhibit 4.2


                            TERMS AND CONDITIONS FOR
                     NON-QUALIFIED OPTIONS GRANTED UNDER THE
                AMENDED AND RESTATED 1997 PERFORMANCE AWARD PLAN


1. Exercisability of Option. The Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock of the Company as set forth in the Option Agreement. The Option may be exercised only to the extent the Option is exercisable and vested.

a. Cumulative Exercisability. To the extent the Optionee does not in any year purchase all the shares that the Optionee may then exercise, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased until the Option terminates or expires.

b. No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

c. Minimum Exercise. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2. Method oF Exercise of Option. To the extent exercisable, the Option may be exercised by the delivery to the Company of a written notice from the Optionee stating the number of shares to be purchased pursuant to the Option and accompanied by payment:

a. made in cash or electronic funds transfer, or by certified or cashier's check payable to the order of the Company, in the full amount of the purchase price of the shares and amounts required to satisfy applicable withholding taxes, or

b. by the delivery of shares that have been held by the Optionee for at least six months, in accordance with Section 2.2.2(e) of the Plan, unless otherwise provided by the Committee.

     Other payment methods may be permitted only if expressly authorized by the Committee with respect to this option or all options under the Plan. The Option is non-transferable and may be exercised only by the Optionee, except as the Committee may otherwise expressly permit.

3. Continuance of Employment Required. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 4 below or under the Plan.

4. Effect of Termination of Employment or Death. If the Optionee's employment by either the Company or any subsidiary terminates, the Option and all other rights and benefits under this Agreement terminate except that the Optionee may, at any time within the following periods after the Severance Date, exercise the Option to the extent the Option was exercisable on the Severance Date and has not otherwise expired:

a. Termination by the Company or a subsidiary, other than a Dismissal for Cause (as defined below)--for a period of 3 months

b. Voluntary resignation (other than in anticipation of or in connection with a Dismissal for Cause)--for a period of 3 months

c.   Retirement--for a period of 12 months

d. Total Disability or death of Optionee --- for a period of 12 months In case of a Dismissal for Cause or a voluntary resignation in anticipation of or in connection with a Dismissal for Cause, the Option shall terminate immediately, in its entirety.

     "Dismissal for Cause" means the Company or a subsidiary has terminated Optionee's employment because of any of the following:

a. Any wrongful act by Optionee that has resulted in the Optionee's personal gain at the expense of the Company or any of its subsidiaries;

b.   Optionee's refusal to perform assigned duties;

c. Optionee's incompetence, insubordination, negligence, willful misconduct, breach of fiduciary duty, or conviction of (or pleading guilty or no contest to) a crime (other than minor traffic violations or similar offenses);

d. Optionee's being under the influence of, or using, distributing or possessing, unauthorized or illegal drugs or intoxicating beverages while on duty or on the Company's premises;

e.   Suspicion  or  finding  of  Optionee's  theft,   embezzlement,   breach  of
     confidentiality, fraud or dishonesty;

f. Optionee's willful destruction or defacement of the Company's, a visitor's, or an employe's property;

g. Optionee's unauthorized disclosure or use of confidential or inside information, or trade secrets;

h.   Optionee's falsification or alteration of the Company's records;

i.   Optionee's inappropriate unauthorized absences from work;

j.   Optionee's violation of any policy or rule of the Company; or;

k. Optionee's unfair competition, disparagement of the Company, inducement of an employee to terminate his or her employment with the Company, or any other conduct that results or may be expected to result in a substantial detriment to the business or reputation of the Company or any of its subsidiaries.

     In addition, if the Optionee's employment is terminated other than upon a Dismissal for Cause, but the Optionee then commits or the Company then discovers an act referred to in (a), (e), (f), (g), (h) or (k) after such termination, the remaining Options held by such Optionee shall immediately terminate. Each case shall be determined by the Committee in its sole discretion, whether before or after the date of termination of employment.

5. Change in Subsidiary's Status; Leaves of Absence. If the Optionee is employed by an entity that ceases to be a subsidiary, this event is deemed for purposes of this Agreement to be a termination of the Optionee's employment by the Company other than a Dismissal for Cause. Absence from work caused by military service, authorized sick leave or other leave approved in writing by the Company shall not be considered a termination of employment by the Company for purposes of Section 4.

6. Notices. Any notice to be given shall be in writing and addressed to the Company at its principal office, to the attention of the General Counsel, and to the Optionee at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for purposes of notices in respect of the Option.

7. Optionee not a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock until the issuance and delivery to him or her of a certificate evidencing the shares registered in his or her name.

8. No Employment Commitment by Company. Nothing contained in these Terms and Conditions or the Option Agreement or in the Plan constitutes an employment commitment by the Company, affects Optionee's status as an employee at will who is subject to termination without cause, confers upon Optionee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease Optionee's other compensation.

9. Effect of Award Agreement. The Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

10. Choice of Law. The constructive interpretation, performance and enforcement of the Option Agreement and the Option shall be governed by the laws of the State of California.

11. Defined Terms. Capitalized terms used herein or in the Option Agreement and not otherwise defined herein shall have the meaning assigned by the Plan.

12. Plan. The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan. Unless otherwise expressly provided in these Terms and Conditions, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth in the Optionee's Option Agreement or in a written amendment thereto.

13. Arbitration of Claims. Any controversy or claim arising out of or relating to the Option, the Option Agreement, the Plan, or these Terms and Conditions, their enforcement or interpretation, or an alleged breach, default, or misrepresentation in connection with any of their provisions, shall be submitted to binding arbitration in accordance with the provisions of the Optionee's agreement with the Company to submit all employment-related disputes to arbitration. This understanding shall not be deemed to limit in any way the provisions of Section 1.2.3 of the Plan, as to the effect of actions by the Board or the Committee relating or pursuant to the Plan as conclusive and binding on all persons and as to other matters.

                                                                     Exhibit 4.3

                       BIG DOG HOLDINGS, INC. [1997 PLAN]
                                 (the "Company")

                  EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is between the Company and the Optionee named below and evidences the Company's grant to the Optionee of a Nonqualified Stock Option to purchase authorized but unissued or treasury shares of the Company's Common Stock. The Option is granted pursuant to and subject to the Company's Amended and Restated 1997 Performance Award Plan (the "Plan") and the Terms and Conditions for NonQualified Stock Options Under the Plan (the "Terms"), incorporated herein by this reference.

Optionee:         ____________________          Exercise Price
                                                Per Share: $_______1
Number of Shares: ____________________1

Grant Date:       ___________ __, ____          Expires: _________ __,____2

Vesting Schedule:     % Vesting                 Dates of Vesting1 2
                      ---------                 ------------ --, ----
                      ---------                 ------------ --, ----
                      ---------                 ------------ --, ----
                      ---------                 ------------ --, ----
                      ---------                 ------------ --, ----

Optionee accepts the Option and agrees to and acknowledges receipt of a copy of the Plan and the Terms. Optionee further acknowledges he/she has received and read the Mutual Agreement to Arbitrate Claims provisions of the Company's Employee Handbook and agrees to be bound by the provisions of such agreement as a condition of the grant of this Option.

----------
1. Subject to adjustment under Section 6.2 of the Plan.

2. Subject to early termination if the Optionee's employment terminates or in certain other circumstances. See Sections 3 through 5 of the Terms and Sections
1.6 and 6.2 of the Plan for exceptions and additional details regarding possible early termination of the Option.



BIG DOG HOLDINGS, INC.                      AGREED AND ACKNOWLEDGED:
(a Delaware corporation)
                                            ---------------------------------
By: _______________________________         Optione's Signature)

Its: ______________________________         _________________________________
                                            Address
                                            ---------------------------------
                                            City, State, Zip Code

                                                                     Exhibit 4.4

                             BIG DOG HOLDINGS, INC.

                                ELIGIBLE DIRECTOR
                       NONQUALIFIED STOCK OPTION AGREEMENT


     THIS  AGREEMENT  dated  as of  ____________,  200__,  is  between  BIG  DOG
HOLDINGS, INC., a Delaware corporation (the "Company"), and __________________________ (the "Director"). The Company and the Director agree to the terms and conditions of this Award Agreement under the 1997 Plan described below.

1. Option Grant. This Agreement evidences the grant to the Director, as of June 5, 1998, of an Option to purchase an aggregate of _________ shares of Common Stock , subject to the terms and conditions and to adjustment as set forth herein or pursuant to the Amended and Restated 1997 Performance Award Plan, as amended from time to time (the "1997 Plan").

2. Exercise Price. The Option entitles the Director to purchase (subject to the terms of Sections 3 through 5 below and to the extent exercisable) all or any part of the Option shares at a price per share of $_____, which equals or exceeds the Fair Market Value of the shares on the date of this Agreement. The exercise price of the Option will be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, but any such shares used in payment must be owned by the Participant at least six months prior to the date of exercise.

3. Option Exercisability and Term. Subject to adjustment pursuant to the 1997 Plan, the Option will first become and remain exercisable as to _______ (20%) of the shares on _______________ and as to an additional _________ shares (20%) on each of the next four anniversaries of that date, in each case subject to adjustments and acceleration under Section 5 below. The Option will expire on ____________, 200_, unless earlier terminated in accordance with the terms of the 1997 Plan or Section 4 or 5 below.

4. Service and Effect of Termination of Service. The Director agrees to serve as a director, subject to and in accordance with the provisions of the Company's Certificate of Incorporation, bylaws and applicable law. If the Director's services as a member of the Board terminate, this Option will terminate at the times and to the extent set forth below or pursuant to any other applicable provisions of the 1997 Plan, including but not limited to
     Section 6.6.5 of the 1997 Plan. If the Director's services as a member of the Board terminate by reason of death, Disability or Retirement, the Option will immediately become and will remain exercisable for two years after the date of such termination or until ___________, 200_, whichever first occurs. If the Director's services as a member of the Board terminate for any other reason, any portion of the Option that is not then exercisable will terminate and any portion of such Option that is then exercisable may be exercised for six months after the date of such termination or until ___________, 200__, whichever first occurs.

5. Adjustments; Acceleration; Termination. The Option will be subject to adjustments, accelerations and terminations as provided in Section 6.2 of the 1997 Plan, but only to the extent that in the case of a Change in Control Event such effect and any Board or Committee action in respect thereof is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Company or is otherwise consistent with the effect on Options held by persons other than executive officers or directors of the Company (or, if there are none, consistent in respect of the underlying shares with the effect on stockholders generally).

     Upon the  occurrence  of a Change in Control Event and  acceleration  under
     Section 6.2.2 of the 1997 Plan, the Option will become immediately exercisable in full.

     The Option may be amended by the Board or a duly authorized Committee of the Board in a manner permitted under the 1997 Plan in respect of Options granted to Eligible Employees.

6. General Terms. The Option and this Amended Nonqualified Stock Option Agreement are subject to, and the Company and the Director agree to be bound by, the provisions of the 1997 Plan that apply to the Option. Such provisions are incorporated herein by this reference. The Director has received a copy of the 1997 Plan and has read its applicable provisions. Capitalized terms not otherwise defined herein have the meaning set forth in the 1997 Plan.

     The parties have signed this NonQualified Stock Option Agreement as of __________, 200__.

                                                BIG DOG HOLDINGS, INC.
                                                a Delaware corporation

                                                By _________________________
                                                Its ________________________
Participant/Director

-------------------------------
(Signature)

-------------------------------
(Print Name)

                                                                     Exhibit 4.5


                             BIG DOG HOLDINGS, INC.

                                ELIGIBLE DIRECTOR
                   AMENDED NONQUALIFIED STOCK OPTION AGREEMENT
                                (FORMULA OPTION)


     THIS AGREEMENT dated as of April 1, 1998, is between BIG DOG HOLDINGS, INC., a Delaware corporation (the "Company"), and ________________ (the "Director") and amends in its entirety the NonQualified Stock Option Agreement dated September 27, 1997. The Company and the Director agree to the terms and conditions of this Award Agreement under the 1997 Plan described below.

                                   Background

A. The Company has adopted an Amended and Restated 1997 Performance Award Plan under which this Option was granted and, pursuant to amendments to the Plan adopted as of February 5, 1998 (the "1997 Plan"), amended as of the date hereof.

B.   Pursuant to the Plan,  the Company has granted an option (the  "Option") to
     the  Director  upon  the  terms  and  conditions   evidenced   hereby,   as
     contemplated by the 1997 Plan.

1. Option Grant. This Agreement evidences the grant to the Director, as of September 27, 1997 (the "Option Date"), of an Option to purchase an aggregate of 10,000 shares of Common Stock, par value $.01 per share, under
     Section 8 of the 1997 Plan as then in effect, subject to the terms and conditions and to adjustment as set forth herein or pursuant to the 1997 Plan.

2. Exercise Price. The Option entitles the Director to purchase (subject to the terms of Sections 3 through 5 below and to the extent exercisable) all or any part of the Option shares at a price per share of $6.50, which represents the Fair Market Value of the shares on the Option Date. The exercise price of the Option will be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, but any such shares used in payment must be owned by the Participant at least six months prior to the date of exercise.

3. Option Exercisability and Term. Subject to adjustment pursuant to the 1997 Plan, the Option will first become and remain exercisable as to 2,000 (20%) of the shares on April 1, 1999 and as to an additional 2,000 shares (20%) on each of the next four anniversaries of that date, in each case subject to adjustments and acceleration under Section 5 below. The Option will expire on September 26, 2007, unless earlier terminated in accordance with the terms of the 1997 Plan or Section 4 or 5 below.

4. Service and Effect of Termination of Service. The Director agrees to serve as a director, subject to and in accordance with the provisions of the Company's Certificate of Incorporation, bylaws and applicable law. If the Director's services as a member of the Board terminate, this Option will terminate at the times and to the extent set forth below or pursuant to any other applicable provisions of the 1997 Plan, including but not limited to
     Section 6.6.5 of the 1997 Plan. If the Director's services as a member of the Board terminate by reason of death, Disability or Retirement, the Option will immediately become and will remain exercisable for two years after the date of such termination or until September 26, 2007, whichever first occurs. If the Director's services as a member of the Board terminate for any other reason, any portion of the Option that is not then exercisable will terminate and any portion of such Option that is then exercisable may be exercised for six months after the date of such termination or until September 26, 2007, whichever first occurs.

5. Adjustments; Acceleration; Termination. The Option will be subject to adjustments, accelerations and terminations as provided in Section 6.2 of the 1997 Plan, but only to the extent that in the case of a Change in Control Event such effect and any Board or Committee action in respect thereof is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Company or is otherwise consistent with the effect on Options held by persons other than executive officers or directors of the Company (or, if there are none, consistent in respect of the underlying shares with the effect on stockholders generally).

     Upon the occurrence of a Change in Control Event and acceleration under
     Section 6.2.2 of the 1997 Plan, the Option will become immediately exercisable in full

     The Option may be amended by the Board or a duly authorized Committee of the Board in a manner permitted under this Plan inrespect of Options granted to Eligible Employees.

6. General Terms. The Option and this Amended Nonqualified Stock Option Agreement are subject to, and the Company and the Director agree to be bound by, the provisions of the 1997 Plan that apply to the Option. Such provisions are incorporated herein by this reference. The Director has received a copy of the 1997 Plan and has read its applicable provisions. Capitalized terms not otherwise defined herein have the meaning set forth in the 1997 Plan.

7. Stockholder Approval. This Amended NonQualified Stock Option Agreement is subject to approval of the 1997 Plan by the stockholders at their 1998 annual meeting.

     The parties have signed this Amended NonQualified Stock Option Agreement as of April 1, 1998.


                                            BIG DOG HOLDINGS, INC.
                                            a Delaware corporation

                                            By
                                                ----------------------------
Participant/Director


-----------------------------
Signature
-----------------------------
Print Name
-----------------------------
Address
-----------------------------
City, State, Zip Code

                                                                       Exhibit 5


                                       July 31, 2000


Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, CA  93101

     Re: Registration Statement on Form S-8 of
         Big Dog Holdings, Inc.

Gentlemen:

     At your request, I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") to be issued pursuant to the Big Dog Holdings, Inc. 1997 Performance Award Plan (the "Plan"). I have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Shares to be issued pursuant to and in accordance with the Plan.

     Based upon such examination and upon such matters of fact and law as I have deemed relevant, I am of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Respectfully submitted,


                                       /s/Anthony J. Wall
                                       Anthony J. Wall
                                       Executive Vice President
                                       General Counsel

                                                                    Exhibit 24.1


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement of Big Dog Holdings, Inc. (the "Company") on Form S-8 of our report dated February 15, 2000 except for Note 10, as to which date is March 1, 2000, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Los Angeles, California
July 31, 2000